Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

April 29, 2011

Barclays Bank PLC,
      1 Churchill Place,
              London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on August 31, 2010, a registration statement on Form F-3ASR (File No. 333-169119) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.   The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s authorized officers, that the Notes have been delivered against payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving

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this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

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Annex A

Title of Notes	Date of Issue

$17,262,730 Barclays Bank PLC Trigger Performance Securities Linked to the S&P 500® Index due April 29, 2016	April 29, 2011

$6,547,010 Barclays Bank PLC Contingent Return Optimization Securities Linked to the Russell 2000® Index due April 30, 2013	April 29, 2011

$5,000,000 9.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Peabody Energy Corporation)	April 29, 2011

$5,000,000 9.25% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Research in Motion Limited)	April 29, 2011

$5,000,000 10.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of United States Steel Corporation)	April 29, 2011

$5,000,000 9.00% Exchangeable Notes due April 27, 2012 (Linked to the Common Stock of Bank of America Corporation)	April 29, 2011

$883,000 Notes due May 1, 2014 Linked to the Performance of a Basket of Commodities C-295	April 29, 2011

$1,000,000 10.00% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Ford Motor Company)	April 29, 2011

$5,000,000 8.00% Exchangeable Notes due April 27, 2012 (Linked to the Common Stock of Ford Motor Company)	April 29, 2011

$5,000,000 10.00% Exchangeable Notes due April 27, 2012 (Linked to the Common Stock of Nokia Corporation Represented by American Depositary Shares)	April 29, 2011

$500,000 11.75% Exchangeable Notes due July 29, 2011 (Linked to the Common Stock of The Goodyear Tire & Rubber Company)	April 29, 2011

$500,000 13.25% Exchangeable Notes due July 29, 2011 (Linked to the Common Stock of Hecla Mining Company)	April 29, 2011

$500,000 15.75% Exchangeable Notes due July 29, 2011 (Linked to the Common Stock of InterDigital, Inc.)	April 29, 2011

Barclays Bank PLC Trigger Yield Optimization Notes $4,403,328.44 Notes linked to the common stock of United Continental Holdings, Inc. due October 31, 2011	April 29, 2011

Barclays Bank PLC Trigger Yield Optimization Notes $5,513,236.80 Notes linked to the common stock of Walter Energy, Inc. due October 31, 2011	April 29, 2011

Barclays Bank PLC Trigger Yield Optimization Notes $8,827,205.64 Notes linked to the common stock of McDermott International, Inc. due October 31, 2011	April 29, 2011

Barclays Bank PLC Trigger Yield Optimization Notes $1,504,343.12 Notes linked to the common stock of Rowan Companies, Inc. due October 31, 2011	April 29, 2011

$2,786,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures Index™ Due April 30, 2014	April 29, 2011

$200,000 Buffered Super TrackSM Notes due April 30, 2013 Linked to the Performance of the S&P 500® Index	April 29, 2011

$2,200,000 Super TrackSM Notes due April 30, 2015 Linked to the Performance of an Equity Index Basket	April 29, 2011

$5,000,000 11.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of NVIDIA Corporation)	April 29, 2011

$5,000,000 8.50% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc.)	April 29, 2011

$26,058,010 Trigger Autocallable Optimization Securities Linked to the American Depositary Shares of Rio Tinto PLC due April 30, 2012	April 29, 2011

$350,000 Annual AutoCallable Notes due May 1, 2014 Linked to the Performance of the Russell 2000® Index	April 29, 2011

$3,200,000 Callable Fixed Rate Range Accrual Notes due April 29, 2026	April 29, 2011

$600,000 Notes due December 2, 2013 Linked to S&P 500® VIX Short-Term FuturesTM Index (Excess Return) and S&P 500® VIX Mid-Term FuturesTM Index (Excess Return)	April 29, 2011

$185,000 Buffered Super TrackSM Notes due April 30, 2013 Linked to the Performance of the Russell 2000® Index	April 29, 2011

$2,350,000 12.00% Exchangeable Notes due April 27, 2012 (Linked to the Common Stock of Silver Wheaton Corp.)	April 29, 2011

$5,000,000 11.30% Exchangeable Notes due April 27, 2012 (Linked to the Common Stock of Silver Wheaton Corp.)	April 29, 2011